VOTING AND LOCK-UP AGREEMENT

VOTING AND LOCK-UP AGREEMENT (this “Agreement”), dated as of this __ day of _______, 2006, by and between __________ (“Chassman”), and MEDASORB TECHNOLOGIES CORPORATION (the “Company”).

WITNESSETH

WHEREAS, Chassman beneficially owns and holds _________ shares (the “Shares”) of common stock, par value $.001 per share (the “Common Stock”) of the Company; and

WHEREAS, ____________ has agreed to give the Company an irrevocable voting proxy on the Shares and not to dispose of the Shares until June 30, 2007, all as set forth under the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto do hereby agree as follows:

1.	Grant of Proxy.

(a) ____________ hereby appoints the Company to act as the proxy of ____________, and grants the Company the power to vote cumulatively or otherwise, (i) the Shares; and (ii) any shares of Common Stock of the Company acquired by ____________ subsequent to the date hereof in respect of the Shares as a result of any stock split or stock dividend with respect to the Common Stock (the “Additional Shares”, and together with the Shares, the “Proxy Shares”) at any annual or special meeting of stockholders of the Company, or any adjournment or adjournments thereof at which the Proxy Shares would be entitled to vote. The Company shall have the right to exercise, in person or by its nominees or proxies, all voting rights and powers granted under the Nevada Revised Statutes in respect of Proxy Shares, and to take part in or consent to any corporate or shareholder action of any kind whatsoever permissible under the Nevada Revised Statutes. The right to vote shall include the right to vote for the election of directors and in favor of or against any resolution or proposed action of any character whatsoever that may be presented at any meeting or require the consent of shareholders of the Company.

(b) This proxy is coupled with an interest and is irrevocable.

(c) The proxy provided pursuant to this Agreement shall continue until the earlier to occur of (i) June 30, 2008, and (ii) the transfer of the Proxy Shares to an unrelated third party of ____________ (but solely with respect to the Proxy Shares so transferred).

2.    Voting Agreement. ____________ further covenants and agrees that at each annual meeting of the stockholders of the Company, at each special meeting of the stockholders of the Company called for any purpose, and at any time at which stockholders of the Company shall have the right to, or shall, vote for or consent to any matter, then, in each such event, ____________ shall vote all Proxy Shares, to the extent the proxy provided for under Section 1 above has been revoked or otherwise no longer in effect, in the manner instructed by the Company. This Section 2 shall terminate upon the earlier to occur of (i) June 30, 2008, and (ii) the transfer of the Proxy Shares to an unrelated third party of ____________ (but solely with respect to the Proxy Shares so transferred).

3.    Restrictive Legend.

Each certificate evidencing the Proxy Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AND LOCK-UP AGREEMENT DATED AS OF _______ __, 2006, AS IT MAY BE AMENDED FROM TIME TO TIME, AMONG MEDASORB TECHNOLOGIES CORPORATION AND THE HOLDER OF RECORD OF THIS CERTIFICATE, AND NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT AND UNTIL SUCH TERMS AND CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF MEDASORB TECHNOLOGIES CORPORATION

4.    Dividends and Distributions.

____________ shall be entitled to receive payments of all dividends and other distributions with respect to the Proxy Shares and upon the declaration of any dividend ____________ shall receive all such dividends or other distributions to be distributed by the Company. Any dividends or other distributions consisting of (i) Common Stock or (ii) distributions of or conversions into additional shares of Common Stock shall be subject to the terms of this Agreement on the same basis as the respective Shares on which such dividends were declared.

5.    Lock-Up. ____________ further agrees that until June 30, 2007, she will not, without the prior written consent of the Company, sell, offer to sell, contract or agree to sell, hypothecate, pledge or otherwise dispose of or agree to dispose of, directly or indirectly, any of the Proxy Shares. The foregoing sentence shall not apply to (a) bona fide gifts, provided the recipient thereof agrees in writing to be bound by the terms of this Agreement, and (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of ____________, provided that such trust agrees in writing to be bound by the terms of this Agreement.

6.    Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed therein.

7.    Counterparts.

This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same Agreement.

8.    Notices.

All notices hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) upon receipt of a transmission confirmation (with a confirming copy delivered personally or sent by overnight courier) if sent by facsimile or like transmission, or (c) on the next business day when sent by Federal Express, United Parcel Service, U.S. Express Mail or other reputable overnight courier for guaranteed next day delivery, as follows.

If to ____________: at her address shown on the books and records of the Company.

If to the Company: at 7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey 08852.

Either party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other party in the manner above provided for giving notice.

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first above written.

______________________________ _____________ MEDASORB TECHNOLOGIES CORPORATION By: Al Kraus, Chief Executive Officer